Exhibit 99.1

Femasys Inc. Announces Commercial Availability of its FemCath Intrauterine Device

--FemCath™ is the first FDA-cleared intrauterine catheter that allows for selective evaluation of a fallopian tube with contrast --
-- FemCath is used in conjunction with FemVue as a baseline diagnostic test for infertility --

ATLANTA, December 19, 2022 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health, today announced that its product, FemCath™, the first FDA-cleared intrauterine catheter for selective tubal evaluation, is now commercially available. FemCath is used in conjunction with Femasys’ FemVue device for an ultrasound-based diagnostic test as part of an infertility evaluation, which is essential prior to any infertility treatment, including with Femasys’ other biomedical solution in development, FemaSeed®.

FemCath utilizes Femasys’ proprietary delivery platform, which involves placement of balloon technology close to the opening of a selected fallopian tube for directed delivery. Femasys’ other biomedical solutions in development, FemaSeed® and FemBloc®, utilize the same delivery platform for directed delivery of other materials.  In the case of FemaSeed, sperm is delivered directly to the tube where conception occurs and for FemBloc, a proprietary biopolymer is delivered to both tubes for nonsurgical permanent birth control.

“This is one more important milestone reached this year as we continue to expand much needed options for women with our suite of innovative products,” said Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys. “We are encouraged to improve the options available for those struggling with infertility and expect if FemaSeed is approved to bring a solution to the front-end of care. In the meantime, FemCath will provide another measure of incremental revenue for Femasys when used with FemVue for any conditions requiring tubal evaluation.”

About FemVue

FemVue is the first FDA-cleared product that creates natural saline and air contrast and enables safe, reliable, and real time evaluation of the fallopian tubes with ultrasound. When performed with a uterine cavity assessment, a more comprehensive exam can be achieved from the comfort of the GYN’s office.

About FemaSeed

FemaSeed is a first-of-its-kind infertility solution in development for directional intrauterine insemination that delivers sperm to the fallopian tube where conception occurs. It is intended to augment natural fertilization and provide a first-line treatment option for infertility.

About FemBloc

FemBloc is a first-of-its-kind, nonsurgical, in-office solution in development for permanent birth control. It is intended to be a safer option for women by eliminating the need for anesthesia, incisions, and permanent implants. FemBloc has the potential to offer women a convenient and reliable alternative method of permanent birth control.

About Femasys

Femasys Inc. is a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s products currently marketed in the United States, include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes, and FemCerv®, an endocervical tissue sampler that is the first product of the technology platform for tissue sampling. To learn more, visit www.femasys.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” ”hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media
Media Contact:
Media@femasys.com